Exhibit 10.1

2015-000087G

AMENDMENT TO EXTEND CONTRACT OF THE PROVISION OF PHYSICAL &
BEHAVIORAL HEALTH SERVICES UNDER THE GOVERNMENT HEALTH PLAN
PROGRAM

WHEREAS, the Administración de Seguros de Salud de Puerto Rico (“ASES”) and Triple‑S Salud, Inc. (the “Contractor” and together with ASES, the “Parties”) have executed a Contract for the Provision of Physical Health and Behavioral Health Services Under the Government Health Plan within the Commonwealth of Puerto Rico for the Metro North and West Service Regions, (hereinafter referred to as the “Agreement”), pursuant to which ASES pays the Contractor a fixed monthly per capita amount for the rendering of services to beneficiaries of the Government Health Plan during the Commonwealth of Puerto Rico’s 2016-2017 fiscal year (the Current PMPM Payments”);

WHEREAS, pursuant to Article 21.6 of the Agreement, ASES exercised its option to renew the Agreement for a period of one (1) year, beginning July 1, 2017 and ending to June 30, 2018 (the “Renewal”);

WHEREAS, Article 21.6 provides that “the terms of the renewal shall be negotiated, but any increase in PMPM Payment shall be subject to ASES’s determination that the proposed new amount is actuarially sound”;

WHEREAS, the Parties agreed on new PMPM Payments of $183.38 in the Metro North Service Region and $148.99 in the West Service Region (the “New PMPM Payments”) for the term of the Renewal, and ASES determined that such payments are actuarially sound;

WHEREAS, the Parties continue negotiation other terms of the Renewal and must obtain approval from the Centers for Medicare and Medicaid Services (“CMS”) of ASES’ actuarial certification of the New PMPM Payments before ASES can apply such payments to services rendered under the Renewal;

WHEREAS, the Parties has agreed to amend the Agreement to extend its term for a period of three (3) months (the “Original Extension Period”) and provide a mechanism to adjust payments to the Contractor to account for the difference between the Current PMPM Payment and the New PMPM Payment once CMS approves ASES’ actuarial certification;

WHEREAS, the Parties have agreed to again extend the term of the Agreement for an additional period of two (2) months to expire on November 30, 2017; and

WHEREAS, all provisions of the Agreement will remain in full force and effect until such time is amended by mutual written consent.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the Parties have agreed to amend the Agreement as follows:

AGREED EXTENSION

FIRST:  THE PARTIES HEREBY EXTEND the Agreement for an additional term of two (2) months, beginning October 1, 2017 and expiring on November 30, 2017 (the “Additional Extension Period”);

SECOND:  All provisions of the Agreement will remain in full force and effect during the Additional Extension Period, including the terms of the physical and behavioral health services provided under the Agreement, with the exception of the Per Member Per Month (“PMPM”) Payments set forth in Section 22.1.1.1 of the Agreement, which are hereby amended to reflect the New PMPM Payments, provided that such rates will be subject to CMS approval of ASES’ actuarial certification (the “CMS Approval”);

THIRD:  The Parties hereby acknowledge and accept that within thirty (30) days of the CMS Approval, ASES will pay the cumulative difference between the New PMPM Payments and the Current PMPM Payments effectuated between July 1, 2017 and the date of CMS Approval, and will prospectively pay the New PMPM Payments until the expiration or earlier termination of the Additional Extension Period;

FOURTH:  The Parties further agree that in the event CMS does not approve the New PMPM Payments, the Parties will commit to engage their respective actuaries in a joint exercise to address any CMS objections until the CMS Approval is obtained, and upon such approval, the Parties agree that the rates approved by CMS shall become the New PMPM Payments of the Additional Extension Period, the Extension Period and the Renewal for all intents and purposes;

FIFTH:  Due to the exigent circumstances presented by Hurricane Irma and Hurricane Maria, the Parties hereby acknowledge and agree that any state law requirements for this Amendment shall be satisfied as soon as circumstances allow.

ACKNOWLEDGED BY THE PARTIES by their duly authorized representatives on this 28th day of September 2017.

Administración de Seguros de Salud de Puerto Rico (ASES)

/s/ Angela M. Ávila Marrero
Ms. Angela M. Ávila Marrero, Executive Director

Triple-S Salud, Inc.

/s/ Madeline Hernandez Urquiza
Madeline Hernandez Urquiza, President